Exhibit 5.1


                        BACHNER, TALLY, POLEVOY & MISHER
                                Attorneys at Law
                               380 Madison Avenue
                          New York, New York 10017-2590
                                 (212) 687-7000
                               Fax: (212) 682-5729




                                  July 22, 1997

Super Vision International, Inc.
2442 Viscount Row
Orlando, Florida  32809

                  Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Super Vision International, Inc. 1994 Stock Option Plan, as amended (the "Plan") of an aggregate of 100,000 shares of your Class A Common Stock, $.001 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination, it is our opinion that the Class A Common Stock, when issued in the manner described in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Bachner, Tally, Polevoy & Misher LLP

                                        BACHNER, TALLY, POLEVOY & MISHER LLP